   [***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[***]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                   EXHIBIT 10.14

                  NON-EXCLUSIVE THIRD PARTY LESSOR AGREEMENT

     THIS NON-EXCLUSIVE THIRD PARTY LESSOR AGREEMENT (the "Agreement") is entered into this 26th day of July, 1996 by and between GLOBAL IMAGING SYSTEMS, INC., a Deleware corporation, having its principal place of business at 14499 N. Dale Mabry, Suite 280, Tampa, Florida 33618, its successors, assigns, agents, and representatives (hereinafter collectively referred to as "GISI") and General Electric Capital Corporation, a New York Corporation with a place of business at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52411, its successors, assigns, agents and representatives (hereinafter collectively referred to as "GE Capital").

                                   RECITALS

     A. GISI is in the business of providing financial services to its wholly owned subsidiaries (hereinafter individually and collectively referred to as "GIS");

     B. GE Capital is in the business of providing financing and leasing services;

     C. GE Capital's acceptance of this Agreement is a condition to GE Capital being asked to and permitted to lease equipment which is sold by GIS;

     D. GISI and GE Capital agree that all communications relating to GIS shall only be made to GISI except for the communication of lease applications and the approval thereof;

     E. It is the intent of the parties hereto that GE Capital, on a non-exclusive basis, shall provide lease financing to GIS' customers pursuant to the directions of GISI and shall not, in conjunction with such leases, solicit other business from GIS customers, whose identity is a trade secret; provided GE Capital shall have the right to solicit such customers if GE Capital maintains a separate relationship with such customers;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and indemnities contained herein, GISI and GE Capital hereby agree as follows:

AGREEMENT

     1.   Services Provided by GE Capital. GE Capital shall provide lease
          -------------------------------
financing to GIS customers in accordance with the terms of this Agreement. It is contemplated by the parties that the number of GISI subsidiaries (GIS) will increase in the future. As each such subsidiary is acquired by GISI, said subsidiary shall receive the benefits of this Agreement upon notice of such acquisition from GISI to GE Capital.

     2.   Documentation and Purchase.
          --------------------------

          A. Each Transaction shall be documented on such forms and accompanying documents as may be provided by GE Capital from time to time for use hereunder, or shall be in such form as may be acceptable to GE Capital in its sole discretion. GISI shall forward to GE Capital photocopies of all documentation between GISI and a Customer relating to a Transaction prior to GE Capital funding such Transaction.

          B. GE Capital shall approve Transactions based on its own independently determined credit criteria as then in effect, provided that each request for approval shall include information and documentation required by GE Capital. GE Capital shall honor Transaction approvals for a period of ninety (90) days from the date thereof (the "Approval Period").

          C. Upon receipt of the original Transaction documentation and such other documents as GE Capital may require, including without limitation evidence of the due acceptance of the Equipment by the Customer and an invoice showing the cost of the Equipment, GE Capital shall pay the cost of the Equipment to GISI (or such other party as may be designated by GISI from time to time). GE Capital shall have good title to the Equipment upon its acceptance by the Customer, free and clear of any encumbrance or security interest whatsoever retained by GISI.

     3.   Non-Recourse. Except as otherwise provided in this Agreement, all
          ------------
Transactions are non-recourse to GISI and/or GIS unless specifically agreed to in writing by the Chief Financial Officer or Chief Operating Officer of GISI.

     4.   Administrative Services.
          -----------------------

          A.   Private Label Administration. GE Capital shall bill, collect and
               ----------------------------
               administer each Transaction in the name of GISI; provided there is no default by GISI, the GIS, or the Customer. In the event GISI shall be in material default under the terms of this Agreement or the Program is terminated by GE Capital for cause, GE Capital, in addition to its other rights, may upon 30 days notice to GISI (i) deliver a copy of the Notification Letter (attached hereto as Exhibit B and made a part hereof) to each Customer indicating that the Transactions and the Equipment have been assigned and sold to GE Capital (the "Notification Letter"), and (ii) administer and collect all Transactions in the name of GE Capital. In the event GISI is in default under the terms of a Transaction, and such default is not cured within forty-five
               (45) days of written notice, GE Capital, in addition to its other rights, may immediately (a) deliver the Notification Letter to the Customer, and (b) administer and collect such Transaction in the name of GE Capital. In the event a Customer is in default under the terms of any Transaction, GE Capital, in addition to its other rights, may immediately (1) deliver the Notification Letter to the Customer, and (2) administer and collect the Transaction(s) with such Customer in the name of GE Capital.

          B.   Purchase Orders. GISI consents to the assignment of any Customer
               ---------------
               purchase agreement or purchase order for the Equipment to GE Capital and agrees to be bound by the terms of any such assignment. Notwithstanding anything to the contrary in such purchase order or purchase agreement, GISI agrees not to retain any security interest in the Equipment. GISI agrees that GE Capital shall have no obligation to pay for the Equipment (whether or not rejected by a Customer for any reason) unless and until (i) the Equipment conforms to the specifications, and (ii) it is validly accepted by the Customer pursuant to the Transaction documentation pursuant to the Transaction documentation.

          C.   Books and Records. GISI agrees that, upon GE Capital providing
               -----------------
               prior reasonable notice to GISI, GE Capital may audit GISI's or GIS's systems, books and records pertaining to the Transactions during normal business hours within reason. GE Capital agrees that, upon GISI providing prior reasonable notice to GE Capital, GISI may audit GE Capital's systems, books and records pertaining to the Transactions during normal business hours within reason.

          D.   Agreement to Purchase. GE Capital may without liability to GISI
               ---------------------
               revoke its agreement to enter into a Transaction or purchase the Equipment if (i) GE

               Capital has not received completed documentation and/or the Equipment is not accepted within the Approval Period or if a Customer notifies GE Capital of its intent not to do so; or (ii) an event occurs which would be a default by the Customer or any guarantor under a Transaction; or (iii) GISI has breached any provision of this Agreement; or (iv) prior to shipping the Equipment to the Customer, such Customer shall (a) suffer a significant negative change in any financial or other condition from the condition reflected in such Customer's most recent financial statements or in any other material fact concerning the financial situation of such Customer; (b) cease doing business as a going concern; (c) cause or consent to any material merger, consolidation, liquidation, divestiture or any other change in business ownership (stock, assets, or otherwise) or structure of such Customer; or (d) materially breach any bank covenant. Buyouts, Upgrades and Renewals. All buyouts, upgrades and
               ------------------------------
               renewals of Transactions shall be determined by GE Capital in accordance with mutually agreed upon standards and terms which shall be in writing.

          E.   General Administrative Services. GE Capital will provide general
               -------------------------------
               administrative services in connection with the Transactions, including but not limited to credit investigation, billing and collecting, in accordance with the business practices and upon receipt of administrative fees (if applicable) announced by GE Capital for the Program. GE Capital shall have the right to deal with all Transactions and Customers in the sole exercise of its business judgment. GE Capital agrees to use reasonable efforts to administer the Transactions as provided in this paragraph.

          F. Either party shall promptly remit to the other party any payment (or portion thereof) received on a Transaction which such party is not entitled to pursuant to the terms of this Agreement. GISI agrees that notwithstanding GE Capital's administration of any Transaction in the name of GISI and/or the receipt of payments made payable to GISI in respect of such Transactions, GISI has no interest in such Transaction(s) or in the payments made thereunder.

          G. GISI hereby grants to GE Capital the right to use the name "Global Imaging Systems, Inc." for all purposes in connection with the Program and any Transaction.

     5.   Standard Rates. GE Capital may advise GISI from time to time, in
          --------------
writing, of the standard rates which shall be applicable to all Transactions ("Standard Rates"), unless a different rate for a particular Transaction has been previously approved by GE Capital in writing. Any rate change notice by GE Capital shall be provided to GISI at least 45 days prior to such rate change becoming effective. Any rate increase will become effective on the first calendar business day of a specified month which date shall be at least 45 days after the above-referenced notice with respect to such rate change. Such rate changes shall only be effective with respect to applications submitted to GE Capital after the effective date. Any rate decrease will become effective immediately.

GE Capital shall honor all Standard Rates or special rate quotations by GISI, provided that completed documentation is received and the Equipment is accepted by the Customer under the Transaction within the Approval Period.

[*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.***]


Once each calendar month, GE Capital shall remit to GISI [**]

     6.   GISI Financing Programs.  Any trademarks, service marks and names
          -----------------------
properly licensed to GISI shall be the property of GISI (collectively hereinafter referred to as "GISI Marks"). GE Capital has no rights whatsoever in respect of the GISI Marks except to the extent of the license granted to GE Capital to bill, collect and administer each Transaction in the name of GISI pursuant to Section 4(A) hereof. GE Capital shall not use the GISI Marks in any manner except in furtherance of this Program. If GE Capital becomes aware that a non-GIS dealer may be infringing on a GISI Mark, GE Capital shall promptly notify GISI.

     7.   Lessee Charges. GE Capital shall only collect from Customers payments
          --------------
which the Customer is contractually obligated to remit under the terms of the Transaction.

     8.   Credit Authorizations & Transmission of Business Data.  GE Capital
          -----------------------------------------------------
shall maintain a toll free 800 telephone number for the transmission of leasing customers applications for both voice applications and facsimile applications until such time as this Agreement is terminated by either party. Such toll free telephone number shall be provided without charge to GISI and/or GIS. In addition, GE Capital shall provide within 180 days of the execution of this agreement, at its expense, modem access by GISI to GIS to GE Capital for purposes of transmitting applications. GISI & GE Capital shall use commercially reasonable efforts to develop an expanded interface beyond that discussed above between GIS' computer systems and GE Capital's computer systems.

     9.   Representations, Warranties and Covenants.  In respect of each
          -----------------------------------------
Transaction, GISI represents, warrants, and covenants to GE Capital, its successors and assigns, that:

          A. To the best of GISI's knowledge, all documents executed by the Customer in respect of the Transaction are genuine, valid and enforceable in accordance with their terms;

          B. All documents provided to GE Capital in respect of the Transaction are duly executed by GISI and, to the best of GISI's knowledge, the entity specified as the Customer (or guarantor, as the case may be);

          C. There are no set-offs or counter claims at law or equity which may be effective in respect of the Transaction;

          D. Neither the Transaction nor any of the signatures in respect of the documents therewith were obtained by fraud or fraudulent misrepresentation on the part of GISI, GIS or any of their respective employees;

          E. There are no written or verbal side agreements related to the Transaction between the Customer and GISI, GIS or their authorized representatives which may have a negative impact on the yield or enforceability of the Transaction;

          F. GISI is the sole and absolute owner of any document assigned to GE Capital;

          G. GE Capital shall acquire marketable title to the Equipment, free and clear of all liens, claims, security interests and encumbrances.

          H. The Equipment has been delivered to the Customer's address indicated in the applicable Transaction, properly installed (if applicable) and the Equipment is in good working order, condition and repair, conforming to the terms of the Customer's purchase order, if any;

          I. GISI is aware of no circumstances or actions which would affect the validity or enforceability of the Transaction;

          J. All Equipment is new or remanufactured and subject to warranty, unless specified otherwise;

          K. GISI has not received any monies which the Customer is contractually required to remit under the terms of the Transaction;

          L. Neither GISI nor the GIS has committed any fraudulent act or participated in any fraudulent activity in connection with any Transaction or any obligation hereunder,and

          M. GISI (and the GIS) shall honor the terms of all agreements entered into with the Customer in respect of the Transaction.

          N. Any breach of the aforementioned warranties and representations will obligate GIS to cure the breach within 30 days of discovery by GISI OR GIS or notice by GE Capital or if unable to cure the breach, purchase back the transaction for the Net Book Value at the time the transaction is purchased back.

     10.  Indemnity
          ---------
          A. GISI shall indemnify and hold harmless Ge Capital and its affiliates, subsidiaries, employees, officers and agents from any all losses, claims by or against GE Capital, liabilities, demands and expenses whatsoever, including reasonably attorney's fees and costs, arising out of or in connection with any material breach by GISI of any representation, warranty, covenant or obligation set forth in this Agreement, and shall, at GE Capital's request, purchase any related Transactions hereunder which may be affected by such breach.

          B. GE Capital shall indemnify and hold harmless GISI and its affiliates, subsidiaries, employees, officers and agents from any and all losses, claims by or against GISI, liabilities, demands and expenses whatsoever, including reasonable attorney's fees and costs, arising out of or in connection with any material breach by GE Capital of any representation, warranty, covenant or obligation set forth in this Agreement.

          C. All indemnities and obligations under this Agreement shall survive any expiration or termination of this Agreement and the expiration or termination of any Transaction.

     11.  Trade Secrets.  Both parties acknowledge that certain information
          -------------
provided by the other party from time to time may be considered confidential and proprietary to such party including: subsidiary lists; customer lists; financing programs; pricing information; statistical and information records derived from customer records; customer credit information including information derived therefrom; prospective customer lists; employee lists, office locations; list of suppliers; copies of leases and related agreements entered into with Customer; and policies and procedures (collectively, the "Confidential Information"). Confidential Information does not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the recipient; (ii) the recipient can demonstrate to have had rightfully in its possession prior to disclosure to it; (iii) is independently developed by the recipient without the use of any Confidential Information; (iv) the recipient rightfully obtains from a third party who has the right to transfer or disclose it; or (v) is required to be disclosed by a court or administrative agency of competent jurisdiction.

Both parties agree to use good faith efforts to maintain the confidentiality of the Confidential Information and to prevent its unauthorized dissemination both internally and externally. Both parties acknowledge and agree that the Confidential Information may be disclosed by the recipient to its employees or agents who need to know such Confidential Information in furtherance of the matters contemplated by this Agreement. Both parties agree to not publish, disclose, or disseminate the Confidential Information for a period of ONE (1) YEAR after receipt thereof. No other use of such Confidential Information may occur without the prior written consent of the other party.

Both parties acknowledge that unauthorized disclosure or use of the Confidential Information could cause irreparable harm and significant injury to the other party which may be difficult to ascertain. Either party will have the right to seek and obtain immediate injunctive relief for any breaches of this Agreement, in addition to any other rights and remedies it may have.

     12.  Assignment.  The rights and obligations of GE Capital and GISI under
          ----------
this Agreement may not be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that GE Capital may without prior written consent (i) assign any of its rights hereunder to another business unit, affiliate or subsidiary of GE Capital, or (ii) syndicate or securitize Transactions from time to time. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.

     13.  Independent Contractor.  Nothing contained herein shall be construed
          ----------------------
to constitute GISI and GE Capital as partners, joint venturers, or as creating the relationship of employer and employee, franchisor and franchisee, or licensor and licensee. GISI and GE Capital will at all times remain independent contractors with respect to this Agreement and otherwise. GE Capital will not at any time represent orally or in writing to anyone that it has any right, power or authority not expressly granted by this Agreement.

     14.  Termination.  This Agreement shall become effective as of the date set
          -----------
forth herein above upon execution by GE Capital and GISI and shall continue until terminated by either party at any time upon sixty (60) days prior written notice to the other party. In the event GISI fails to provide GE Capital with such financial statements as may be requested by GE Capital from time to time, GE Capital reserves the right to terminate this Agreement upon written notice. Notwithstanding the foregoing, all rights and obligations of the parties in respect of any Transactions financed by GE Capital hereunder shall survive the termination or expiration of this Agreement.

     15.  Severability.  If at any time any provision of this Agreement shall be
          ------------
held by any tribunal to be illegal, void or unenforceable, such provision shall be of no force and effect, and shall have no effect upon, and shall not impair, the enforceability of any other provision of this Agreement.

     16.  Entire Agreement; Amendments.  GISI and GE Capital hereby acknowledge
          ----------------------------
and agree that this Agreement (together with all Exhibits attached hereto and made a part hereof) contains all the agreements, warranties, understandings, conditions, covenants, and representations made between GE Capital and GISI, and shall supersede all prior written or oral statements, agreements or understandings between the parties relating to the subject matter of this Agreement. GE Capital and GISI may amend this Agreement, from time to time, provided such amendment is first memorialized in writing and signed by each parties' duly authorized representative. No waiver of any provision of this Agreement, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by a duly authorized representative of the party to be charged with the waiver or consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     17.  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement, or the breach thereof, shall be settled by arbitration in Tampa, Florida under the then existing Commercial Arbitration Rules of the American Arbitration Association. Any arbitration conducted pursuant to the provisions hereof shall be conducted by a recognized independent and impartial arbitrator mutually agreeable to GISI and GE Capital or, if GISI and GE Capital cannot agree, by three arbitrators, one chosen by GISI, one chosen by GE Capital and the third (who shall be a recognized independent and impartial arbitrator and who shall act as chairperson and will be compensated at a rate generally equivalent to his or her normal billing rate or compensation) selected by the two so chosen; provided that if either GISI or GE Capital fails to appoint an arbitrator within twenty (20) days of written notice by the other that it has appointed an arbitrator, then the arbitration shall be conducted by an arbitrator selected by the American Arbitration Association. If the arbitrators selected by GISI and GE Capital fail to agree on the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. All costs of each arbitration pursuant to this Section 17 (including, without limitation, all fees of the arbitrator(s) and attorneys' fees), shall be borne equally by the parties. Any determination reached or award granted pursuant to arbitration shall be final and binding on the parties and payment shall be made as so determined within fifteen (15) business days of the date of such award. The judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of this 26th day of July, 1996.

GENERAL ELECTRIC CAPITAL CORP.               GLOBAL IMAGING SYSTEMS, INC.

BY: /s/ Timothy J. Reese                     BY: /s/ Mike Mueller
   -----------------------------                ----------------------------

Name: Timothy J. Reese                       Name: Mike Mueller
     ---------------------------                  --------------------------

Title: General Manager                       Title:   VP
      --------------------------                   -------------------------

                                   EXHIBIT A
                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Global Imaging Systems, Inc. (hereinafter referred to as "GISI"), a Delaware corporation with a principal place of business at 14499 N. Dale Mabry, Suite 280, Tampa, Florida 33618, hereby makes, constitutes and appoints General Electric Capital Corporation ("GE Capital") (and any employees of GE Capital designated by GE Capital from time to time) as GISI's true and lawful attorney-in-fact for the purpose of executing, endorsing, and otherwise signing for and on behalf of GISI: (a) any and all lease agreements, rental agreements, cost-per-copy agreements, lease-purchase agreements, and all other documents, instruments and agreements (collectively, the "Finance Documents) requiring execution by GISI under the terms and conditions of that certain Non-Exclusive Third Party Lessor Agreement, dated as of July 26, 1996, entered into by and between GISI and GE Capital, as amended from time to time (the "Agreement"), (b) billing and collecting payments due and payable by a Customer under the terms of the Finance Documents, (c) any and all correspondence and notices which may be required from time to time between the Customer and GISI or GE Capital under the terms of the Agreement, (d) financing statements filed pursuant to the Uniform Commercial Code, (e) any and all checks or other instruments made payable to GE Capital for moneys due and payable to GISI or to GE Capital under the terms of the Agreement, (f) any and all instruments, documents and agreements which may be necessary to repossess and remarket or otherwise liquidate equipment subject to Finance Documents, and (g) any and all other documents, instruments or agreements in respect of the Agreement as may be determined appropriate or necessary by GE Capital from time to time in its sole discretion.

GISI hereby grants unto GE Capital full power and authority to act in any manner both proper and necessary to exercise each of the foregoing powers and hereby ratifies all that GE Capital (and any employees of GE Capital or third party agents designated by GE Capital from time to time) shall lawfully do or cause to be done by virtue of these presents.

This Power of Attorney may be revoked by GISI at any time by delivering notice of such revocation to GE Capital. This Power of Attorney shall expire contemporaneous with the expiration or earlier termination of the Agreement.

Executed this 31st day of July, 1996.

GLOBAL IMAGING SYSTEMS, INC.

By:  /s/ Mike Mueller
   -------------------------
Name: MIKE MUELLER                 Title:         VP
     -----------------------             --------------------
STATE OF Florida) COUNTY OF Hillsborough)

On this 31st day of July, 1996, before me Shelley Jacob, a notary public, appeared personally Mike Mueller, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the Power of Attorney set forth above as Vice President of the corporation therein named, and acknowledged to me that such corporation executed the Power of Attorney pursuant to authority granted in its by-laws.

By: /s/ Shelley Jacob         Notary Public for the State of Florida
   -----------------------                                   --------
My Commission expires:  2/26, 2000                            (SEAL)

                                   EXHIBIT B

                              NOTIFICATION LETTER

DATE

_____________________________
_____________________________
_____________________________
     RE:  Lease Agreement No.
          Dated               (the "Lease")

Dear Lessee:

Please be advised that Global Imaging Systems, Inc. ("GISI") has sold and assigned to General Electric Capital Corporation ("GE Capital") all of its right, title and interest in and to: (1) the Lease identified above; (2) all rights and remedies under the Lease, (3) the equipment subject to the Lease, and
(4) all payments due and to become due under the Lease.

GISI did not transfer any of its obligations under the Lease to GE Capital. All correspondence and questions regarding maintenance and performance of the equipment should be directed to GISI or the dealer which delivered and installed the equipment. Under the terms of the Lease, you are required to remit Rent and all other payments notwithstanding any complaint you may have against the lessor or the dealer for service, maintenance or otherwise. Please remit all Rent and all other payments due and to become due under the Lease to GE Capital at the address provided by GE Capital from time to time. GE Capital will invoice you each month for the Rent due and payable under the Lease.

Please acknowledge your receipt of this Notification Letter in the space provided below and return a copy to GE Capital at the following address:

General Electric Capital Corporation
_____________________________
_____________________________
In the event you do not acknowledge and return this Notification Letter within ten (10) days of the above date, GE Capital will assume you have read the information contained herein and will remit to GE Capital all payments due and to become due under the Lease.

Sincerely,
GLOBAL IMAGING SYSTEMS, INC.

/s/ Mike Mueller
--------------------------------

ACKNOWLEDGED THIS ___ DAY OF _______________, 19__.

________________________________
By: /s/ Mike Mueller

Name and Title:
  MIKE MUELLER
    VP

                          GLOBAL IMAGING SYSTEMS INC.
                         LEASE AGREEMENT MODIFICATION


As discussed our dealers are adamantly against the lease renewal verbiage, of the Lease Agreement, that states that the agreement will renew for additional terms of 12 months each.

Therefore, we suggest that the following modification be made to Section 5 of the Lease Agreement, on an exception basis when needed:

     __ CROSS OUT THE VERBIAGE - "FOR ADDITIONAL TERMS OF TWELVE(12) MONTHS
        EACH".

     __ INSERT THE VERBIAGE - "ON A MONTH TO MONTH BASIS"

The sales rep and the customer will each initial the modification on the document.

The Conway dealer group will use this verbiage as a rule and not as an exception.

We signify our acceptance of this modification by our signatures below:


/s/ Mike Mueller              9-24-96        /s/ David Kuenzi         9/25/96
----------------------------------------     --------------------------------
Mike Mueller                   Date          David Kuenzi              Date
Global Imaging Systems Inc.                  GE Capital